Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-188580) on Form S-1 of Power Solutions International, Inc. of our report dated March 11, 2013 relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

Chicago, Illinois

July 2, 2013